AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT

	This AMENDMENT NO. 2 TO SUBADVISORY
AGREEMENT (the "Amendment") is effective as of June 6, 2017, by and between SUNAMERICA ASSET MANAGEMENT, LLC, a
Delaware limited liability company (the "Adviser"), and PRINCIPAL GLOBAL INVESTORS, LLC (as successor in interest to Edge Asset Management, Inc., formerly WM Advisors, Inc.), a Washington corporation (the "Subadviser").
WITNESSTH:
       WHEREAS, the Adviser and Anchor Series Trust, a
Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time, pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and
       WHEREAS, the Adviser and the Subadviser are parties to that certain Subadvisory Agreement dated December 31, 2006, as amended
March 6, 2007 (the "Subadvisory Agreement"), with respect to the Trust;
and
       WHEREAS, the Subadviser merged with and into its affiliate, Principal Global Investors, LLC ("PGI"), on or about May 1, 2017, and pursuant to the terms thereof, PGI will be the surviving company; and
       WHEREAS, under the circumstances, the merger will not
constitute an assignment of the Subadvisory Agreement for purposes of
Section 15(a)(4) of the Investment Company Act of 1940, as amended;
and
       WHEREAS, the parties hereto desire to amend the Subadvisory Agreement to reflect that PGI will be the party to the agreement subsequent to the merger described above.
       NOW, THEREFORE, in consideration of the mutual promises
set forth herein, SunAmerica and the Subadviser agree as follows:
1.	References to the Subadviser.  All references to "Edge
Asset Management, Inc.," its predecessor, or any
abbreviation thereof, are hereby deleted and replaced
with "Principal Global Investors, LLC."
2.	Counterparts.  This Amendment may be executed in
two or more counterparts, each of which shall be an
original and all of which together shall constitute one
instrument.
3.	Full Force and Effect.  Except as expressly
supplemented, amended or consented to hereby, all of
the representations, warranties, terms, covenants and
conditions of the Subadvisory Agreement shall remain
unchanged and shall continue to be in full force and
effect.
4.	Miscellaneous.  Capitalized terms used but not defined
herein shall have the meanings assigned to them in the Subadvisory Agreement.
       IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
SUNAMERICA ASSET MANAGEMENT, LLC
	PRINCIPAL GLOBAL INVESTORS, LLC

By: /s/ PETER A. HARBECK				By: /s/
CHRISTOPHER J. HENDERSON
	Peter A. Harbeck					Name:
Christopher J. Henderson
	President & CEO					Title: Vice
President and Associate General Counsel

       By: /s/
THOMAS R.
POSPISL

							Name:
Thomas R. Pospisil
       Title:
Assistant General
Counsel

20989871.3DRAFT
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